EXHIBIT 99.1

FINANCIAL DYNAMICS
BUSINESS COMMUNICATIONS (LETTERHEAD)


                 FOR:      TARRANT APPAREL GROUP

             CONTACT:      Investor Relations:
                           Melissa Myron/Lila Sharifian
                           (212) 850-5600


FOR IMMEDIATE RELEASE


TARRANT APPAREL GROUP ANNOUNCES FIRST QUARTER RESULTS

         LOS ANGELES, CA - MAY 13, 2004 -- TARRANT APPAREL GROUP (NASDAQ:TAGS), a leading provider of private label and private brand casual apparel, today announced financial results for the first quarter ended March 31, 2004.

         In line with previously announced expectations, net sales for the quarter were $42.2 million compared to $78.7 million in last year's first quarter. As anticipated, the Company experienced declines in production orders from Mexico as a result of the strategic decision to change from a manufacturing to a trading model. Excluding the Mexican manufacturing business, net sales were relatively flat versus the comparable period last year. Gross margin increased to 17.8% of sales from 11.2% of sales last year. The improvement is a result of a $3.4 million reclassification of depreciation of Mexican assets from cost of goods sold to general and administrative expenses as well as the absence of low-margin orders taken in previous years to fill manufacturing capacity during slow seasons in Mexico.

         Net loss was $3.0 million compared to a loss of $3.9 million in the year-ago period. This translates into a net loss per share of $0.10 and $0.24, respectively, based upon 28,485,093 weighted average shares outstanding versus 15,837,327 weighted average shares outstanding last year.

         Commenting on the quarter, Gerard Guez, Chairman and Chief Executive Officer of Tarrant Apparel Group, said, "We achieved net sales in line with our expectations for the quarter in addition to year-over-year improvement in bottom line results. However, net loss was somewhat greater than our previously announced

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expectations, primarily reflecting lower than anticipated gross margin resulting from certain low margin fabric sales. Also, as previously announced, we signed a license agreement with Cynthia Rowley to manufacture, market, and distribute Cynthia Rowley branded jeanswear for women. The agreement strengthens and expands our Private Brands business while also enhancing our international presence and image as a provider of unique, cosmopolitan fashions."

         Mr. Guez concluded, "Overall, we made progress during the quarter toward improving the strategic foundation of our business. We continued to benefit from exiting the capital-intensive manufacturing in Mexico as evidenced by a strong increase in our gross margin, and we are working very hard to transfer much of our Mexico-based business to our Far East sourcing network for future orders. That said, we continue to position the Company for long-term growth and profitability and expect to build on the progress made in the first quarter."

         Tarrant Apparel Group will host a conference call on May 14, 2004 at 10:00 a.m. Eastern Time that may be accessed via the Internet at: WWW.TAGS.COM or by dialing 785-832-1508. Additionally, a replay of the call will be available through May 21, 2004 and can be accessed by dialing 402-351-0814.

         Tarrant Apparel Group serves specialty retailers, mass merchants, national department stores, and branded wholesalers by designing, merchandising, contracting for the manufacture of, and selling casual and well-priced apparel for women, men, and children.

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING AND MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE A SOFTENING OF RETAILER OR CONSUMER ACCEPTANCE OF THE COMPANY'S PRODUCTS, PRICING PRESSURES AND OTHER COMPETITIVE FACTORS, OR THE UNANTICIPATED LOSS OF A MAJOR CUSTOMER. THESE AND OTHER RISKS ARE MORE FULLY DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


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                             TARRANT APPAREL GROUP
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                         March 31,  December 31,
                                                            2004         2003
                                                         ---------    ---------
                                                        (Unaudited)
ASSETS
Current assets:
     Cash and cash equivalents .......................   $     850    $   3,320
     Restricted Cash .................................        --          2,760
     Accounts receivable, net ........................      51,336       57,166
     Due from related parties ........................      17,489       18,056
     Inventory .......................................      19,663       23,251
     Temporary quota .................................       2,568         --
     Prepaid expenses and other receivables ..........       2,260        1,776
     Income tax receivable ...........................         270          278
                                                         ---------    ---------

     Total current assets ............................      94,436      106,607
                                                         ---------    ---------

Property and equipment, net ..........................     132,787      135,646
Other assets .........................................       2,846        2,269
Excess of cost over fair value of net assets
   acquired ..........................................       8,583        8,583
                                                         ---------    ---------

     Total assets ....................................     238,652      253,105
                                                         =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short term bank borrowings ......................      27,842       29,293
     Accounts payable ................................      20,653       23,515
     Accrued expenses ................................      13,851       11,194
     Income taxes ....................................      16,836       16,498
     Due to related parties ..........................       1,441        5,419
     Due to shareholders .............................        --              1
     Current portion of long-term debt ...............      28,878       38,705
                                                         ---------    ---------

     Total current liabilities .......................     109,501      124,625
                                                         ---------    ---------

Long-term obligations ................................         559          588
Long term deferred tax liabilities ...................         298          275

Minority interest in UAV .............................       4,798        5,142
Minority interest in Tarrant Mexico ..................      14,101       14,766

Commitments and contingencies

Shareholders' equity:
     Preferred stock, 2,000,000 shares authorized;
        no shares issued and outstanding .............        --           --
     Warrants to purchase common stock ...............       1,843        1,799
     Common stock, no par value, 100,000,000
        shares authorized: 28,814,763 shares
        (2004) and 27,614,763 shares (2003) issued
        and outstanding ..............................     111,515      107,891
     Contributed capital .............................       1,559        1,506
     Retained earnings ...............................      18,015       20,988
     Notes receivable from officer/shareholder .......      (4,795)      (4,796)
     Accumulated other comprehensive loss ............     (18,742)     (19,679)
                                                         ---------    ---------
     Total shareholders' equity ......................     109,395      107,709
                                                         =========    =========

Total liabilities and shareholders' equity ...........   $ 238,652    $ 253,105
                                                         =========    =========


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                              TARRANT APPAREL GROUP
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (in thousands, except share data)


                                                    THREE MONTHS ENDED MARCH 31,
                                                       2004            2003
                                                   ------------    ------------
                                                   (Unaudited)      (Unaudited)

Net sales ......................................   $     42,155    $     78,736
Cost of sales ..................................         34,655          69,934
                                                   ------------    ------------

Gross profit ...................................          7,500           8,802
Selling and distribution expenses ..............          2,642           2,729
General and administrative expenses ............         10,779           7,383
                                                   ------------    ------------

Income (loss) from operations ..................         (5,921)         (1,310)
Interest expense ...............................           (794)         (1,493)
Interest income ................................             94              87
Other (expense) income .........................          3,137              (9)
Minority interest ..............................            881            (237)
                                                   ------------    ------------

Income (loss) before provision for income taxes          (2,603)         (2,962)
Provision (benefit) for income taxes ...........            371             917
                                                   ------------    ------------

Net income (loss ...............................   $     (2,974)   $     (3,879)
                                                   ============    ============

Net income (loss) per share:
     Basic .....................................   $      (0.10)   $      (0.24)
                                                   ============    ============

     Diluted ...................................   $      (0.10)   $      (0.24)
                                                   ============    ============

Weighted average common and common equivalent
  shares:
     Basic .....................................     28,485,093      15,837,327
                                                   ============    ============

     Diluted ...................................     28,485,093      15,837,327
                                                   ============    ============


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